Exhibit 99.1
News Release
nVent Delivers Record Sales and Orders in Q3 2026

Broad-based double-digit sales growth across all verticals and geographies

•Reported sales of $1.5 billion, both reported and organic sales up 44%
•Reported EPS of $1.23 up 68%; Adjusted EPS of $1.52 up 67%
•Cash Flows of $303 million up 12%; Free Cash Flow of $268 million up 6%
•Raising full-year sales and EPS guidance:
◦Reported sales growth of 48% to 49%; Organic sales growth of 38% to 39%
◦Reported EPS of $4.54 to $4.57; Adjusted EPS of $5.36 to $5.39
Reconciliations of GAAP (reported) to Non-GAAP measures are in the attached financial tables. All results referenced throughout this release are on a continuing operations basis unless otherwise stated.
LONDON, UNITED KINGDOM – October 30, 2026 – nVent Electric plc (NYSE:NVT) (“nVent”), a global leader in electrical connection and protection solutions, today announced strong financial results for the third quarter of 2026, provided fourth quarter guidance and raised full-year 2026 guidance.
"We had another strong quarter, with record sales and orders. We saw double digit sales growth in all verticals, led by infrastructure," said Beth Wozniak, nVent chair and chief executive officer. "New products contributed approximately 30 points to sales growth. We also closed on the Maverick Power acquisition on October 1st, broadening our data center exposure by adding a new power distribution platform. Our record year-to-date performance has us on track for another outstanding year. I want to thank our nVent team for focusing on our customers and achieving record performance levels."
Reported sales in the third quarter totaled $1.5 billion. This performance represents an increase of 44 percent. Organically, sales grew 44 percent, which excludes the impact from acquisitions and currency fluctuations.
Third quarter 2026 earnings per diluted share (“EPS”) were $1.23, up 68 percent, while on an adjusted basis, the company had EPS of $1.52, up 67 percent. Adjusted EPS, adjusted operating income, adjusted net income and free cash flow are non-GAAP financial measures described in the attached Non-GAAP Financial Measures section of this press release.
Third quarter 2026 operating income was $282 million, up 70 percent, compared to $166 million in the third quarter of 2025. Adjusted operating income was $335 million, up 57 percent, compared to $213 million in the third quarter of 2025.
nVent had net cash provided by operating activities of $303 million in the third quarter compared to $272 million in the third quarter of 2025. Free cash flow was $268 million in the third quarter compared to $253 million in the third quarter of 2025.

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THIRD QUARTER PERFORMANCE ($ in millions)(1)

nVent Electric plc
	Three months ended
	September 30, 2026	September 30, 2025	% / point change
Net Sales	$1,515	$1,054	44%
Organic			44%
Operating Income	$282	$166	70%
Reported ROS	18.6%	15.8%	280 bps
Adjusted Operating Income	$335	$213	57%
Adjusted ROS	22.1%	20.2%	190 bps

Systems Protection
	Three months ended
	September 30, 2026	September 30, 2025	% / point change
Net Sales	$1,098	$716	53%
Organic			54%
Adjusted ROS	23.0%	20.4%	260 bps

Electrical Connections
	Three months ended
	September 30, 2026	September 30, 2025	% / point change
Net Sales	$417	$338	23%
Organic			23%
Adjusted ROS	28.2%	30.0%	-180 bps
(1) Certain figures presented in the tables are rounded.
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GUIDANCE FOR FULL-YEAR AND FOURTH QUARTER 2026
The company now estimates reported sales growth for full-year 2026 of 48 to 49 percent versus prior guidance of 37 to 39 percent. This new guidance range reflects 38 to 39 percent organic sales growth versus prior guidance of 32 to 34 percent. The company now expects full-year 2026 EPS of $4.54 to $4.57 on a GAAP basis and adjusted EPS of $5.36 to $5.39, versus prior guidance of $4.29 to $4.39 on a GAAP basis and adjusted EPS of $5.00 to $5.10.
The company estimates fourth quarter 2026 reported sales growth of 45 to 48 percent and organic sales growth of 26 to 29 percent. The company estimates fourth quarter 2026 EPS on a GAAP basis of $1.13 to $1.16 and adjusted EPS of $1.30 to $1.33.
DIVIDENDS
nVent previously announced on September 21, 2026 that its Board of Directors approved a regular cash dividend of $0.21 per share, payable during the fourth quarter on November 6, 2026.
EARNINGS CONFERENCE CALL
nVent’s management team will discuss the company’s third quarter performance on a conference call with analysts and investors at 9:00 a.m. ET today. A live audio webcast of the conference call and materials will be available through the “Investor Relations” section of the company’s website (http://investors.nvent.com). To participate, please dial 1-833-630-1071 or 1-412-317-1832 approximately ten minutes before the 9:00 a.m. ET start. A replay of the conference call will be made accessible once it becomes available and will remain accessible through November 13, 2026 by dialing 1-855-669-9658 or 1-412-317-0088, along with the access code 6922418.
About nVent
nVent is a leading global provider of electrical connection and protection solutions. We believe our inventive electrical solutions enable safer systems and ensure a more secure world. We design, manufacture, market, install and service high performance products and solutions that connect and protect some of the world's most sensitive equipment, buildings and critical processes. We offer a comprehensive range of systems protection and electrical connections solutions across industry-leading brands that are recognized globally for quality, reliability and innovation. Our principal office is in London and our management office in the United States is in Minneapolis. Our robust portfolio of leading electrical product brands dates back more than 100 years and includes nVent CADDY, ERICO, HOFFMAN, ILSCO, SCHROFF and TRACHTE.
nVent, CADDY, ERICO, HOFFMAN, ILSCO, SCHROFF and TRACHTE are trademarks owned or licensed by nVent Services GmbH or its affiliates.
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CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “forecasts,” “should,” “would,” “could,” “positioned,” “strategy,” “future,” “are confident,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. All projections in this press release are also forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Among these factors are adverse effects on our business operations or financial results, including the overall global economic and business conditions impacting our business; the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions, including the Maverick Power acquisition; competition and pricing pressures in the markets we serve; the impacts of tariffs; volatility in currency exchange rates, interest rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; inability to mitigate material and other cost inflation; risks related to the availability of, and cost inflation in, supply chain inputs, including labor, raw materials, commodities, packaging and transportation; increased risks associated with operating foreign businesses; risks associated with or arising from military conflicts; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date of this press release. nVent assumes no obligation, and disclaims any obligation, to update the information contained in this press release.
Investor Contact
Tony Riter
Vice President, Investor Relations
nVent
763.204.7750
Tony.Riter@nVent.com
Media Contact
Kevin H. King
Vice President, Global Communications
nVent
763.291.0526
Kevin.King@nVent.com
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nVent Electric plc
Condensed Consolidated Statements of Income (Unaudited)

	Three months ended		Nine months ended
In millions, except per share data	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net sales	$1,514.9	$1,054.0	$4,228.2	$2,826.4
Cost of goods sold	972.0	659.3	2,681.7	1,746.2
Gross profit	542.9	394.7	1,546.5	1,080.2
% of net sales	35.8%	37.4%	36.6%	38.2%
Selling, general and administrative	236.3	207.8	696.3	570.0
% of net sales	15.6%	19.7%	16.5%	20.2%
Research and development	24.3	20.6	71.5	57.2
% of net sales	1.6%	2.0%	1.7%	2.0%
Operating income	282.3	166.3	778.7	453.0
% of net sales	18.6%	15.8%	18.4%	16.0%
Other expense
Net interest expense	21.0	20.9	55.9	55.9
Other expense	1.2	1.2	3.8	3.4
Income before income taxes	260.1	144.2	719.0	393.7
Provision for income taxes	57.7	25.2	160.4	81.0
Effective tax rate	22.2%	17.5%	22.3%	20.6%
Net income from continuing operations	202.4	119.0	558.6	312.7
Income from discontinued operations, net of tax	—	2.2	2.1	278.7
Net income	$202.4	$121.2	$560.7	$591.4
Earnings per ordinary share
Basic
Continuing operations	$1.25	$0.74	$3.45	$1.92
Discontinued operations	—	0.01	0.01	1.71
Basic earnings per ordinary share	$1.25	$0.75	$3.46	$3.63
Diluted
Continuing operations	$1.23	$0.73	$3.41	$1.90
Discontinued operations	—	0.01	0.01	1.69
Diluted earnings per ordinary share	$1.23	$0.74	$3.42	$3.59
Weighted average ordinary shares outstanding
Basic	161.7	161.2	161.7	162.7
Diluted	164.0	163.6	164.0	164.8
Cash dividends paid per ordinary share	$0.21	$0.20	$0.63	$0.60

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nVent Electric plc
Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2026	December 31, 2025
In millions
Assets
Current assets
Cash and cash equivalents	$1,121.8	$237.5
Accounts and notes receivable, net	948.5	693.0
Inventories	573.8	471.9
Other current assets	312.4	237.2
Total current assets	2,956.5	1,639.6
Property, plant and equipment, net	466.3	434.5
Other assets
Goodwill	2,676.1	2,678.0
Intangibles, net	1,757.1	1,876.5
Other non-current assets	246.7	223.3
Total other assets	4,679.9	4,777.8
Total assets	$8,102.7	$6,851.9
Liabilities and Equity
Current liabilities
Current maturities of long-term debt and short-term borrowings	$13.8	$13.8
Accounts payable	535.6	358.9
Employee compensation and benefits	162.6	156.6
Other current liabilities	522.3	474.2
Total current liabilities	1,234.3	1,003.5
Other liabilities
Long-term debt	2,167.6	1,546.0
Pension and other post-retirement compensation and benefits	133.3	135.6
Deferred tax liabilities	231.3	232.0
Other non-current liabilities	223.7	204.6
Total liabilities	3,990.2	3,121.7
Equity	4,112.5	3,730.2
Total liabilities and equity	$8,102.7	$6,851.9
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nVent Electric plc
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine months ended
In millions	September 30, 2026	September 30, 2025
Operating activities
Net income	$560.7	$591.4
Less: Income from discontinued operations, net of tax	2.1	278.7
Net income from continuing operations	558.6	312.7
Adjustments to reconcile net income from continuing operations to net cash provided by (used for) operating activities
Depreciation	52.1	45.0
Amortization	118.5	106.0
Deferred income taxes	1.8	(2.5)
Share-based compensation	30.9	30.8
Amortization of bridge financing debt issuance costs	6.0	—
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	(259.6)	(138.4)
Inventories	(107.7)	(62.8)
Other current assets	(29.9)	7.0
Contract assets and liabilities	(83.8)	30.6
Accounts payable	185.0	49.2
Employee compensation and benefits	7.4	27.7
Other current liabilities	103.1	18.6
Other non-current assets and liabilities	(0.5)	2.7
Net cash provided by (used for) operating activities of continuing operations	581.9	426.6
Net cash provided by (used for) operating activities of discontinued operations	(10.4)	(163.8)
Net cash provided by (used for) operating activities	571.5	262.8
Investing activities
Capital expenditures	(94.6)	(56.6)
Proceeds from sale of property and equipment	1.7	1.7
Acquisitions, net of cash acquired	—	(974.9)
Net cash provided by (used for) investing activities of continuing operations	(92.9)	(1,029.8)
Net cash provided by (used for) investing activities of discontinued operations	1.7	1,584.5
Net cash provided by (used for) investing activities	(91.2)	554.7
Financing activities
Net receipts of revolving credit facility	—	30.4
Proceeds from long-term debt	800.0	275.0
Repayments of long-term debt	(171.9)	(869.7)
Debt issuance costs	(14.0)	(1.9)
Dividends paid	(102.2)	(98.0)
Shares issued to employees, net of shares withheld	(8.5)	7.7
Repurchases of ordinary shares	(100.2)	(253.1)
Net cash provided by (used for) financing activities	403.2	(909.6)
Effect of exchange rate changes on cash and cash equivalents	0.8	29.1
Change in cash and cash equivalents	884.3	(63.0)
Cash and cash equivalents, beginning of period	237.5	131.2
Cash and cash equivalents within assets held for sale, beginning of period	—	58.7
Less: Cash and cash equivalents within assets held for sale, end of period	—	—
Cash and cash equivalents, end of period	$1,121.8	$126.9
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nVent Electric plc
Supplemental Financial Information by Reportable Segment (Unaudited)

	2026
In millions	First Quarter	Second Quarter	Third Quarter	Nine Months
Net sales
Systems Protection	$894.8	$1,072.1	$1,098.0	$3,064.9
Electrical Connections	347.2	399.2	416.9	1,163.3
Total	$1,242.0	$1,471.3	$1,514.9	$4,228.2
Reportable segment income
Systems Protection	$203.1	$248.2	$253.1	$704.4
Electrical Connections	84.8	108.8	117.6	311.2
Reportable segment income	287.9	357.0	370.7	1,015.6
Enterprise and other	(39.4)	(34.3)	(35.3)	(109.0)
Adjusted operating income	$248.5	$322.7	$335.4	$906.6
Return on sales
Systems Protection	22.7%	23.2%	23.1%	23.0%
Electrical Connections	24.4%	27.3%	28.2%	26.8%
Adjusted return on sales	20.0%	21.9%	22.1%	21.4%

nVent Electric plc
Supplemental Financial Information by Reportable Segment (Unaudited)

	2025
In millions	First Quarter	Second Quarter	Third Quarter	Nine Months
Net sales
Systems Protection	$508.2	$632.0	$715.6	$1,855.8
Electrical Connections	301.1	331.1	338.4	970.6
Total	$809.3	$963.1	$1,054.0	$2,826.4
Reportable segment income
Systems Protection	$104.2	$137.1	$146.2	$387.5
Electrical Connections	85.1	94.9	101.6	281.6
Reportable segment income	189.3	232.0	247.8	669.1
Enterprise and other	(27.1)	(32.0)	(34.5)	(93.6)
Adjusted operating income	$162.2	$200.0	$213.3	$575.5
Return on sales
Systems Protection	20.5%	21.7%	20.4%	20.9%
Electrical Connections	28.3%	28.7%	30.0%	29.0%
Adjusted return on sales	20.0%	20.8%	20.2%	20.4%
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NON-GAAP FINANCIAL MEASURES
This press release refers to certain non-GAAP financial measures (organic sales, adjusted operating income, adjusted return on sales, adjusted net income, adjusted diluted earnings per share and free cash flow) and a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in the Company's financial statements prepared in accordance with generally accepted accounting principles. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.
As a result of the previously announced agreement to sell the Thermal Management business, the Company is reporting the results of that business as discontinued operations and has reclassified all prior periods presented. Results referenced herein reflect continuing operations.
The 2026 and 2025 adjusted operating income, adjusted return on sales, adjusted net income and adjusted diluted earnings per share eliminate, where applicable:
•Expense related to certain targeted restructuring activities.
•Expense related to certain acquisition and integration activities associated with our business acquisitions, and transaction costs associated with our business divestiture.
•Reimbursements of tariffs previously remitted under the International Emergency Economic Powers Act ("IEEPA tariffs")
•Amortization of all intangible assets associated with our business acquisitions, including inventory step-up amortization, associated with those acquisitions. The Company excludes these non-cash expenses because the Company believes it (i) enhances management’s and investors’ ability to analyze underlying business performance, (ii) facilitates comparisons of our financial results over multiple periods, and (iii) provides more relevant comparisons of the Company's results with the results of other companies as the amortization expense, inventory step-up amortization, and acquisition related expenses may fluctuate significantly from period to period based on the timing, size, nature, and number of acquisitions. Although the Company excludes amortization of these acquired intangible assets and inventory step-up from its non-GAAP results, the Company believe that it is important for investors to understand that revenue generated, in part, from such intangibles is included within revenue in determining adjusted results.
•Amortization of bridge financing debt issuance costs.
•Pension and other postretirement mark-to-market loss (gain). The Company recognizes changes in the fair value of plan assets and net actuarial gains or losses for pension and other post-retirement benefits as a mark-to-market adjustment. Net actuarial gains and losses occur when the actual experience differs from any of the various assumptions used to value the Company's pension and other post-retirement plans or when assumptions change. This accounting method also results in the potential for volatile and difficult to forecast mark-to-market adjustments. The Company believes that the exclusion of pension and other postretirement mark-to-market loss (gain) better reflects the ongoing costs of providing pension and postretirement benefits to its employees.
•Income tax effects of the above adjustments, which are calculated using the Company's estimated non-GAAP tax rate. This non-GAAP tax approach eliminates the effects of period specific items, which can vary in size and frequency and do not necessarily reflect our long-term operations. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the Company's geographic earnings mix including due to acquisition activity or other changes in our strategy or business operations.
The Company uses the term "organic sales" to refer to GAAP net sales excluding 1) the impact of currency translation and 2) the impact of revenue from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to divested product lines not considered discontinued operations ("acquisition sales"). The portion of GAAP net sales attributable to currency translation is calculated as the difference between (a) the period-to-period change in net sales (excluding acquisition sales) and (b) the period-to-period change in net sales (excluding acquisition sales) after applying prior period foreign exchange rates to the current year period. The Company uses the term "organic sales growth" to refer to the measure of comparing current period organic net sales with the corresponding period of the prior year.
Management utilizes these adjusted financial measures to assess the run-rate of its continuing operations against those of prior periods without the distortion of these factors that the Company does not consider components of our core operating performance. The Company believes that these non-GAAP financial measures will be useful to investors as well to assess the continuing strength of the Company's underlying operations. In addition, adjusted diluted earnings per share is used as a criterion to measure and pay long-term incentive compensation and adjusted operating income is used as a criterion to measure and pay annual incentive compensation.
The Company uses free cash flow to assess its cash flow performance. The Company believes free cash flow is an important measure of liquidity because it provides the Company and its investors useful information regarding the Company's ability to generate cash without reliance on external financing. Management uses free cash flow to evaluate the resources available to pay dividends, make acquisitions, repay debt, repurchase shares and make investments in the business. In addition, free cash flow is used as criterion to measure and pay annual incentive compensation.
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nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for continuing operations for the year ending December 31, 2026 excluding the effect of adjustments (Unaudited)

	Actual			Forecast (1)
In millions, except per share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$1,242.0	$1,471.3	$1,514.9
Operating income	195.7	300.7	282.3
Return on sales	15.8%	20.4%	18.6%
Adjustments:
Restructuring and other	8.9	2.0	3.1
Acquisition transaction and integration costs	2.8	4.7	10.1
Intangible amortization	41.1	41.1	36.3
IEEPA tariffs	—	(25.8)	3.6
Adjusted operating income (non-GAAP measure)	$248.5	$322.7	$335.4
Adjusted return on sales (non-GAAP measure)	20.0%	21.9%	22.1%

Net income from continuing operations	$140.4	$215.8	$202.4	$188	$747
Adjustments to operating income	52.8	22.0	53.1	36	164
Amortization of bridge financing debt issuance costs	—	—	6.0	—	6
Income tax adjustments	(14.0)	(0.6)	(12.5)	(8)	(35)
Adjusted net income from continuing operations (non-GAAP measure)	$179.2	$237.2	$249.0	$216	$882
Earnings per ordinary share - diluted
Diluted earnings per ordinary share from continuing operations	$0.86	$1.32	$1.23	$1.13 - $1.16	$4.54 - $4.57
Adjustments	0.23	0.13	0.29	0.17	0.82
Adjusted diluted earnings per ordinary share from continuing operations (non-GAAP measure)	$1.09	$1.45	$1.52	$1.30 - $1.33	$5.36 - $5.39
(1) Forecast information represents an approximation

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nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for continuing operations for the year ended December 31, 2025 excluding the effect of adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$809.3	$963.1	$1,054.0	$1,066.7	$3,893.1
Operating income	130.0	156.7	166.3	163.8	616.8
Return on sales	16.1%	16.3%	15.8%	15.4%	15.8%
Adjustments:
Restructuring and other	0.9	3.1	2.7	0.8	7.5
Acquisition transaction and integration costs	3.1	4.3	2.4	4.6	14.4
Intangible amortization	28.2	35.9	41.9	41.1	147.1
Adjusted operating income (non-GAAP measure)	$162.2	$200.0	$213.3	$210.3	$785.8
Adjusted return on sales (non-GAAP measure)	20.0%	20.8%	20.2%	19.7%	20.2%

Net income from continuing operations	$87.0	$106.7	$119.0	$115.8	$428.5
Adjustments to operating income	32.2	43.3	47.0	46.5	169.0
Pension and post-retirement mark-to-market gain	—	—	—	(12.9)	(12.9)
Income tax adjustments	(7.1)	(9.4)	(16.8)	(1.3)	(33.8)
Adjusted net income from continuing operations (non-GAAP measure)	$112.1	$140.6	$149.2	$148.1	$550.8
Earnings per ordinary share - diluted
Diluted earnings per ordinary share from continuing operations	$0.52	$0.65	$0.73	$0.71	$2.60
Adjustments	0.15	0.21	0.18	0.19	0.75
Adjusted diluted earnings per ordinary share from continuing operations (non-GAAP measure)	$0.67	$0.86	$0.91	$0.90	$3.35
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nVent Electric plc
Reconciliation of Net Sales Growth (GAAP measure) to Organic Net Sales Growth (non-GAAP measure) by Segment for the quarter ended September 30, 2026 (Unaudited)

	Q3 Net Sales Growth
	Organic	Currency	Acq./Div.	Total
nVent	43.9%	(0.2)%	—%	43.7%
Systems Protection	53.7%	(0.3)%	—%	53.4%
Electrical Connections	23.2%	—%	—%	23.2%

Reconciliation of Net Sales Growth (GAAP measure) to Organic Net Sales Growth (non-GAAP measure)
for the quarter and year ending December 31, 2026 (Unaudited)

	Forecast (1)
	Q4 Net Sales Growth				Full Year Net Sales Growth
	Organic	Currency	Acq./Div.	Total	Organic	Currency	Acq./Div.	Total
nVent	26 - 29%	—%	19%	45 - 48%	38 - 39%	—%	10%	48 - 49%
(1) Forecast information represents an approximation

nVent Electric plc
Reconciliation of cash from operating activities to free cash flow (Unaudited)

	Three months ended		Nine months ended
In millions	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net cash provided by (used for) operating activities of continuing operations	$303.2	$271.7	$581.9	$426.6
Capital expenditures	(37.0)	(18.6)	(94.6)	(56.6)
Proceeds from sale of property and equipment	1.7	0.1	1.7	1.7
Free cash flow (non-GAAP measure)	$267.9	$253.2	$489.0	$371.7